THIRD AMENDMENT TO

SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO SINGLE FAMILY HOMES REAL ESTATE PURCHASE AND SALE AGREEMENT (this "Third Amendment") is made as of June 30, 2014 by and among H&J PROPERTIES, LLC, a Tennessee limited liability company, and MEMPHIS CASH FLOW, GP, a Tennessee general partnership, and Equity Trust Company Custodian FBO Hulet T. Gregory IRA Z108673 (collectively, “Seller”) and REVEN HOUSING REIT, INC., a Maryland corporation (“Buyer”), with reference to the following recitals:

RECITALS

A.           Whereas, H & J Properties, LLC (“Original Seller”) and Buyer entered into that certain Single Family Homes Real Estate Purchase and Sale Agreement dated April 24, 2014 (“Agreement”) pursuant to which Original Seller agreed to sell and Buyer agreed to purchase from Original Seller, forty-eight (48) single family homes in the city of Memphis, Tennessee.

B.           Whereas, Original Seller and Buyer executed the First Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on May 31, 2014 (the “First Amendment”) to amend the Agreement to increase the number of homes sold by Original Seller and Purchased by Buyer to sixty-one (61) homes, to increase the Purchase Price, and to extend the Due Diligence Period.

C.           Whereas, Original Seller and Buyer executed the Second Amendment to Single Family Homes Real Estate Purchase and Sale Agreement on June 19, 2014 (the “Second Amendment”) to again amend the Agreement to extend the Due Diligence Period and to change certain of the homes constituting the Property.

D.           Whereas, Seller and Buyer have agreed to further amend the Agreement to again extend the Due Diligence Period, add an escrow holdback, add a seller entity, and remove a single home from the Property.

NOW THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller hereby agree as follows:

AGREEMENT

1.          Definitions. All initially-capitalized terms used in this Third Amendment without definition shall have the meanings given such terms in the Agreement.

2.          Due Diligence Period. The Due Diligence period is hereby extended through July 5, 2014.

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3.          Exhibit A. Exhibit A to the Second Amendment is hereby deleted in its entirety and replaced with the document attached to this Third Amendment as Exhibit A. For the avoidance of doubt, the home identified as 4262 Mackham Cove is hereby deleted and is no longer part of this transaction. Accordingly, the Property now consists of sixty (60) homes.

4.          Purchase Price. The Purchase Price is hereby changed to Four Million Seven Hundred Twenty-Five Thousand Eight Hundred and 00/100 Dollars ($4,725,800.00).

5.          Escrow Holdback. Two Hundred Nine Thousand Five Hundred Forty-Two and 00/100 Dollars ($209,542) (the “Holdback Funds”) shall be withheld by the Escrow Holder until such time as Seller has completed all repairs to the homes identified in the attached Exhibit I (the “Holdback Repairs”) to Buyer’s reasonable satisfaction, said satisfaction shall not be unreasonably withheld. Such Holdback Repairs shall be completed by Seller, at Seller’s sole cost and expense, not later than ninety (90) days after Closing (the “Holdback Repair Period”). Seller shall provide to Buyer invoices and related back-up documentation reasonably acceptable to Buyer pertaining to all Holdback Repairs, as well as photographs reasonably acceptable to Buyer depicting each and every item to be repaired before such repair has begun and after such repair has been completed. Holdback Funds shall remain held by the Escrow Holder until Holdback Repairs are completed to Buyer’s reasonable satisfaction, said satisfaction shall not be unreasonably withheld. Upon the occurrence of the thirtieth (30th), sixtieth (60th), and ninetieth (90th) days of the Holdback Repair Period, Buyer shall review the status of the Holdback Repairs and, if any repairs have been completed to Buyer’s reasonable satisfaction, which shall not be unreasonably withheld, Buyer shall at that time instruct the Escrow Holder to release funds pertaining to such completed repairs as listed in Exhibit I.

6.          Governing Law. This Third Amendment shall be governed by the laws of the State of Tennessee.

7.          Full Force and Effect. Except as modified herein, Buyer and Seller agree and affirm that the Agreement remains in full force and effect.

8.          Counterparts. This Third Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An electronically transmitted counterpart of this Third Amendment shall constitute an original for all purposes.

9.          Miscellaneous. This Third Amendment, together with the First Amendment, Second Amendment, and the Agreement, sets forth the entire agreement between the parties with respect to the subject matter set forth herein and therein and may not be modified, amended or altered except by subsequent written agreement between the parties. In case of any inconsistency between the provisions of this Third Amendment, the First Amendment, the Second Amendment, and the Agreement, the provisions of this Third Amendment shall govern and control. This Third Amendment shall be binding upon and shall inure to the benefit of Buyer and Seller and their respective successors and assigns, if any.

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IN WITNESS WHEREOF, Buyer and Seller have caused this Third Amendment to be duly executed on their behalf as of the day and year first stated above.

SELLER

H&J PROPERTIES, LLC, a Tennessee limited liability company

By:	/s/ Hulet T. Gregory
Name:	Hulet T. Gregory
Its:	Chief Member

MEMPHIS CASH FLOW, GP, a Tennessee general partnership

By:	/s/ Hulet T. Gregory
Name:	Hulet T. Gregory
Its:	President

Equity Trust Company Custodian FBO Hulet T. Gregory IRA Z108673

By:	/s/ Hulet T. Gregory

BUYER

Reven HOUSING REIT, INC., a Maryland corporation

By:	/s/ Thad L. Meyer
Thad L. Meyer
Chief Financial Officer

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